Exhibit 99.5

DIRECTOR STOCK OPTION AGREEMENT

DIRECTOR STOCK OPTION AGREEMENT (this “Agreement”) made as of [___________] (the “Date of Grant”) by and between Saker Aviation Services, Inc., a Nevada corporation (the “Corporation”), and [__________] (the “Participant”).

WHEREAS, the Corporation desires, in connection with the participation of the Participant as a member of the Corporation’s Board of Directors, to provide the Participant with an opportunity to acquire shares of the Corporation’s Common Stock, $0.03 par value (“Common Stock”) and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Participant hereby agree as follows:

1.            Terminology. All capitalized terms not defined herein shall have the meaning ascribed thereto by the Saker Aviation Services, Inc. 2019 Stock Incentive Plan (the “Plan”), a copy of which has been furnished to the Participant.

2.          Confirmation of Grant of Option. Pursuant to the Plan, the Corporation hereby irrevocably grants to the Participant on the Date of Grant a Nonqualified Stock Option (the “Option”) to purchase an aggregate of up to [_____] shares of Common Stock, subject to adjustment as provided in Section 8 hereof.

3.            Exercise Price. The exercise price of the shares of Common Stock covered by the Option will be $[___] per share (the “Exercise Price”), being the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustment as provided in Section 8 hereof.

4.           Vesting and Exercise of Option. The Option shall vest and become exercisable on the one-year anniversary of the Date of Grant. Subject to earlier termination or cancellation as provided in this Agreement, the Option may be exercised at any time after vesting, in whole or in part, on or prior to the five-year anniversary of the Date of Grant (the “Expiration Date”). The Option may be exercised as provided in this Section 4 by notice and payment to the Corporation as provided in Section 7 hereof.

5.           Term and Rights as Stockholder. The Option will be exercisable only on or prior to the Expiration Date. The holder of the Option will not have any right to dividends or any other rights of a stockholder with respect to a share of Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation for the Common Stock, provided that the date of issuance shall not be earlier than the Exercise Date (as defined in Section 7(b) hereof) with respect to such share.

6.          Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Participant only by him or her or, in the case of the Participant’s certified incompetency, by his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence and in the last sentence of this Section 6) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Board should, at any time, in its sole discretion, so elect by written notice to the Participant (or to the person then entitled to exercise the Option under the provisions of this Agreement); provided, however, that any such termination of the Option under the foregoing provisions of this Section 6 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise. Notwithstanding anything in this Section 6 to the contrary, upon any exercise of the Option, the Participant may request that the shares of Common Stock issuable upon such exercise be issued in his or her name and jointly with, or solely to, a “family member” (as such term is defined in General Instructions A to Registration Statement on Form S-8 under the Securities Act) if the right to exercise the Option was transferred to such family member by gift or domestic relations order.

7.            Method of Exercise of Option.

(a)          Subject to the terms and conditions of this Agreement, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

(i)    state the election to exercise the Option and the number of shares of Common Stock in respect of which it is being exercised;

(ii)    be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

(iii)    be accompanied by payment in full of the purchase price for the shares of Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by Section 7(d) hereof; and

(b)         Upon receipt of a notice in accordance with Section 7(a) hereof (such date and time of receipt being herein called the “Exercise Date”), the Option will be deemed to have been exercised with respect to such particular shares of Common Stock if, and only if, the provisions of Section 7(a) and Section 11 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this Section 7 will be void and of no effect if all the provisions of Section 7(a) and Section 11 hereof shall not have been complied with. The certificate or certificates representing the shares of Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option (except as permitted in Section 6 hereof) and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance of all the provisions of this Agreement.

(c)          In the event that the Participant shall exercise the Option for less than the total number of shares of Common Stock subject to the Option, this Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Participant surrendering this Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the Option. To evidence such amendment, the Corporation shall deliver to the Participant (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

(d)          If authorized by the Board, the Corporation may accept, in lieu of the monetary payment authorized by Section 7(a)(iii) hereof, the following:

(i)    other shares of Common Stock that (A) in the case of shares acquired upon the prior exercise of an option have been owned by the Participant for more than six (6) months on the date of surrender or such other period as may be required to avoid a charge to the Corporation’s earnings and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised; or

(ii)    authorization by the Participant for the Corporation to retain from the total number of shares of Common Stock as to which the Option is exercised that number of shares of Common Stock having a Fair Market Value on the Exercise Date equal to the Exercise Price for the total number of shares of Common Stock as to which the Option is exercised.

8.            Stock Dividend and Capital Changes.

(a)          In the event that the Corporation shall pay a stock dividend with respect to Common Stock, the number of shares of Common Stock subject to this Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date for the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in Section 8(d) hereof.

(b)          If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification or reverse split thereof, the number of shares of Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to Section 8(d) hereof and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

(c)          In case of any reclassification or capital reorganization of the outstanding shares of Common Stock (other than a change covered by Section 8(b) hereof which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassifications, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this Section 8(c) shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume the Option or to substitute an equivalent option in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

(d)          Whenever the number of shares of Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(e)          Upon the occurrence of each event requiring an adjustment of the Exercise Price and the number of shares of Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this Section 8, the Corporation may employ an independent registered public accounting firm (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Participant a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Participant and the Corporation.

9.          Obligations of Participant. The Participant will serve the Corporation as a member of the Corporation’s Board of Directors in good faith and use his or her best efforts to promote its interests. Participation on the Board of Directors shall be at such rate of compensation as the Corporation shall from time to time in its discretion determine. If the Participant violates the provisions of this Section 9 without the express written consent of the Corporation, the Option will thereupon terminate without prejudice to any rights or remedies which the Corporation may have against the Participant under this Agreement or otherwise.

10.          Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 20 South Street, Pier 6 East River, New York, NY 10004, attention of the President (the Controller if the Participant is the President). All notices to the Participant or other person or persons then entitled to exercise the Option shall be addressed to the Participant or such other person or persons at the address set forth below the Participant’s name following the Corporation’s signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 10.

11.        Approval of Counsel. The exercise of the Option and the issuance and delivery of the shares of Common Stock issuable upon the exercise of the Option pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or any successor law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. In furtherance thereof, such counsel may request that the Participant or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

12.          Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

13.       Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement or the Plan will be resolved by the Board. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons.

14.         Limitation of Action. The Participant agrees that every right of action accruing to him or her and arising out of, or in connection with, this Agreement, against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

15.        Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Participant and all rights granted to the Participant under this Agreement will be binding upon the Participant’s heirs, legal representatives and successors.

16.         Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Board pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Agreement, the provisions of the Plan will be controlling and determinative.

17.        Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

*         *         *

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its authorized officer as of the day, month and year first above written.

SAKER AVIATION SERVICES, INC. By: _____________________________ Name: Mark Raab Title: Controller ________________________________ Participant: Address of Participant

EXHIBIT A

ELECTION TO PURCHASE

To:	Saker Aviation Services, Inc.
20 South Street, Pier 6 East River
New York, NY 10004

The undersigned hereby irrevocably exercises the foregoing Option to purchase                                     shares of Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares be issued in the name of

(Name)

(Address)

(Taxpayer Social Security Number)

and be delivered to

 (Name)

at

(Address)

Dated: ____________, ____

Name of holder of Option:

(Please Print)

(Address)

(Signature)

Note:	The above signature must correspond with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B

NOTICE AS TO PARTIAL EXERCISE

BY

SAKER AVIATION SERVICES, INC.

To:

Date:

(Address)

WHEREAS, you are the named Participant in a Director Stock Option Agreement dated as of _________, ___ to purchase ______ shares of Common Stock and have exercised the Option as to _________ shares;

PLEASE TAKE NOTICE that the Director Stock Option Agreement is, by its terms, automatically amended so it now covers only _______________ shares.

SAKER AVIATION SERVICES, INC. By: ____________________ ____________________ (Title)

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